CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of IBSG International, Inc. on Form SB-2 of our audit report, dated October 14, 2004 of Intelligent Business Systems Group, Inc. which includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions “Experts” in the Prospectus.

HJ & Associates, LLC
Salt Lake City, Utah
October 21, 2004